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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              SHERWOOD BRANDS, INC.

             (Exact Name of Registrant as Specified in its Charter)

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
                    North Carolina                                                  56-1349259
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       (State of Incorporation or Organization)                        (I.R.S. Employer Identification No.)

                 6110 Executive Blvd.
                      Suite 1080
                  Rockville, Maryland                                                 20852

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       (Address of Principal Executive Offices)                                     (Zip Code)
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If this Form relates to the registration of a class of If this Form relates to the registration of a class securities pursuant to Section 12(b) of the Exchange of securities pursuant to Section 12(g) of the Act and is effective upon filing pursuant to General Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. Instruction A.(d), please check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                       Name of Each Exchange on Which
    to be so Registered                       Each Class is to be Registered
    -------------------                       ------------------------------
   Class A Common Stock,                       The American Stock Exchange
 par value $.01 per share

    Redeemable Warrants                        The American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                            -------------------------
                                (Title of Class)



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1.       Description of Registrant's Securities to be Registered.

         Reference is made to the discussion of the Registrant's Class A Common Stock and Redeemable Warrants in the section entitled "Description of Securities" contained in the Registrant's Registration Statement on Form SB-2 (File No. 333-44655) filed with the Securities and Exchange Commission on May 4, 1998, which disclosures are incorporated by reference herein.

Item 2.  Exhibits.

             3.1    Articles of Incorporation, as amended, of the Registrant*

             3.2    Bylaws, as amended, of the Registrant*

             4.1    Form of Class A Common Stock Certificate*

             4.2    Form of Public Warrant Agreement**

             4.3    Form of Registrant's Public Warrant Certificate***



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*       Incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form SB-2 (No.
        333-44655).

** Incorporated by reference to Exhibit no. 4.3 included with the Registrant's Registration Statement on Form SB-2 (No. 333-44655).

*** Incorporated by reference to Exhibit no. 4.4 included with the Registrant's Registration Statement on Form SB-2 (No. 333-44655).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 4, 1998                        SHERWOOD BRANDS, INC.



                                   By:/s/ Anat Schwartz
                                      -------------------------------------
                                      Anat Schwartz,
                                      Vice President - Finance and Secretary